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                                                                  Exhibit (j)(1)




                               CONSENT OF COUNSEL


         We hereby consent to the use of our name and to the references to our firm under the captions "Trustees and Officers" and "Counsel" in the Statement of Additional Information included in Post-Effective Amendment No. 13 to the Registration Statement (No. 33-49290) on Form N-1A under the Securities Act of 1933, as amended, of The Galaxy VIP Fund (Money Market Fund, Equity Fund, Growth and Income Fund, Small Company Growth Fund, Columbia Real Estate Equity Fund II, Asset Allocation Fund, High Quality Bond Fund, Columbia High Yield Fund II, Large Company Index Fund and Small Company Index Fund). This consent does not constitute a consent under Section 7 of the Securities Act of 1933, as amended, and in consenting to the use of our name and the references to our Firm under such captions, we have not certified any part of the Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 or the rules and regulations of the Securities and Exchange Commission thereunder.



                                                 /s/ Drinker Biddle & Reath LLP
                                                 ------------------------------
                                                 DRINKER BIDDLE & REATH LLP



Philadelphia, Pennsylvania
April 30, 2001